As filed with the Securities and Exchange Commission on August 22, 2008

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAYLOR CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4108550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9550 West Higgins Road Rosemont, Illinois	60018
(Address of Principal Executive Offices)	(Zip Code)

Taylor Capital Group, Inc. 2002 Incentive Compensation Plan

(Full Title of the Plan)

Robin VanCastle

Chief Financial Officer

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Patt, Esq.

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661

(312) 902-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	800,000	$10.735	$8,588,000	$337.51

(1)	This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Computed in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock (“Common Stock”), par value $0.01 per share, of Taylor Capital Group, Inc. (the “Registrant”) as reported on the NASDAQ Global Select Market on August 19, 2008.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan is effective. Accordingly, pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 (File No. 333-100809) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 29, 2002 is hereby incorporated herein by reference.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents, which have been previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008;

(c)	The Registrant’s Current Reports on Form 8-K, filed on January 30, 2008 (Item 2.06 only), February 5, 2008, February 15, 2008, March 20, 2008, March 31, 2008, April 3, 2008, June 16, 2008, June 20, 2008, July 29, 2008, July 31, 2008 and August 12, 2008;

(d)	Proxy Statement on Schedule 14A filed on April 29, 2008 (except for information contained therein which is furnished);

(e)	Proxy Statement on Schedule 14A filed on July 29, 2008;

(f)	The Registrant’s prospectus filed pursuant to Rule 424(b)(4) under the Securities Act, filed with the Commission on October 16, 2002, which constituted a part of the Registration Statement on Form S-1 (Nos. 333-89158 and 333-100560), as amended; and

(g)	The Registrant’s Registration Statement on Form 8-A (Registration No. 000-50034) filed with the Commission on October 10, 2002 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which includes a description of the Common Stock, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (other than information furnished under Items 2.02 or 7.01 of Form 8-K or otherwise not filed with the Commission, which is deemed not to be incorporated by reference in this Registration Statement).

A statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock being offered hereby will be passed upon for us by our counsel, Katten Muchin Rosenman LLP, Chicago, Illinois. Melvin E. Pearl, a member of our Board of Directors, is a retired, founding partner of Katten Muchin Rosenman LLP and currently serves as “Of Counsel” to that firm. Katten Muchin Rosenman LLP also acts as our counsel from time to time and a limited number of its attorneys own, in the aggregate, less than 1% of the outstanding shares of our common stock.

Item 8.	Exhibits.

A list of Exhibits to this Registration Statement is set forth in the Exhibit Index following the signature pages hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rosemont, Illinois, on August 22, 2008.

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Bruce W. Taylor
Name:	Bruce W. Taylor
Title:	Chairman and Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below authorizes Bruce W. Taylor and Robin VanCastle and, each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-8 relating to the Common Stock and any amendments, including post-effective amendments, thereto, necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in this Registration Statement as any such attorney-in-fact and agent may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney-in-fact and agent or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact and agent or substitute.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on June 30, 2008.

Signatures	Title

/s/ Bruce W. Taylor	Chairman, Chief Executive Officer and Director (principal executive officer)
Bruce W. Taylor

/s/ Robin VanCastle	Chief Financial Officer (principal financial officer)
Robin VanCastle

/s/ Mark A. Hoppe	President and Director
Mark A. Hoppe

/s/ Ronald L. Bliwas	Director
Ronald L. Bliwas

/s/ Ronald D. Emanuel	Director
Ronald D. Emanuel

/s/ Edward McGowan	Director
Edward McGowan

/s/ Louise O’Sullivan	Director
Louise O’Sullivan

/s/ Melvin E. Pearl	Director
Melvin E. Pearl

/s/ Shepherd G. Pryor, IV	Director
Shepherd G. Pryor, IV

/s/ Jeffrey W. Taylor	Director, Executive Managing Director, Market Development and New Ventures
Jeffrey W. Taylor

/s/ Richard W. Tinberg	Director
Richard W. Tinberg

POWER OF ATTORNEY

Each person whose signature appears below authorizes Bruce W. Taylor and Robin VanCastle and, each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-8 relating to the Common Stock and any amendments, including post-effective amendments, thereto, necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in this Registration Statement as any such attorney-in-fact and agent may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney-in-fact and agent or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact and agent or substitute.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on August 22, 2008.

Signature	Title

/s/ M. Hill Hammock	Director
M. Hill Hammock

EXHIBIT INDEX

Exhibit No.	Description
1.1	Amended and Restated Taylor Capital Group, Inc. 2002 Incentive Compensation Plan (incorporated by reference from Appendix A of the Registrant’s Proxy Statement filed April 29, 2008)

5.1	Opinion of Katten Muchin Rosenman LLP

23.1	Consent of KPMG LLP

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

Ex-1